Exhibit 10.1

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (the “Agreement”), dated as of February 23, 2022, is made by and between ARYA Sciences Acquisition Corp IV (“ARYA”) and Amicus Therapeutics, Inc. (the “Company”).

W I T N E S E T H:

WHEREAS, ARYA and the Company entered into that certain Business Combination Agreement, dated as of September 29, 2021 (the “Combination Agreement”), by and among ARYA, the Company, Amicus GT Holdings, LLC and Caritas Therapeutics, LLC.  Each capitalized term used but not defined herein has the meaning given to it in the Combination Agreement.

WHEREAS, the Closing has not occurred as of the date of this Agreement and ARYA and the Company wish to terminate the Combination Agreement and the Additional Agreements that have been executed as of the date hereof, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties accordingly agree as follows:

Section 1.          In accordance with Section 9.1(a) (Termination) and Section 9.2 (Effect of Termination) of the Combination Agreement and subject to the terms set forth in this Agreement, ARYA and the Company hereby mutually agree to terminate the Combination Agreement effective as of the date of this Agreement.

Section 2.          As a consequence of termination of the Combination Agreement, effective as of the date of this Agreement, the entire Combination Agreement and any Additional Agreements that have been executed as of the date hereof shall become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of, (a) in the case of the Combination Agreement, Section 6.5(a) (Confidentiality; Access to Information), Section 9.2, Article XI (Miscellaneous) and Article I (Definitions) (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties in accordance with their terms, (b) in the case of the Sponsor Letter Agreement, in accordance with Section 6(i) and Section 6(iii) of the Sponsor Letter Agreement and (c) the Confidentiality Agreement, which shall survive such termination and remain a valid and binding obligation of the parties thereto in accordance with its terms.

Section 3.          Except with respect to the obligations that shall survive termination as set forth in Section 2, each of ARYA and the Company hereby releases and forever acquits and discharges the other and any of its respective shareholders, partners, officers, directors, agents, employees, representatives, attorneys-in-fact or advisors from any and all liability, claims, actions, debts, contracts, obligations, causes of action, suits, joinders, damages, losses, costs, expenses, contributions, judgments and rights, at law, whether known or unknown in favor of such party to the Combination Agreement and such party’s affiliates and representatives, with respect to or arising out of such other party’s rights and obligations, directly or indirectly, under the Combination Agreement or the Additional Agreements.

Section 4.          With respect to the subject matter hereof, this Agreement embodies the complete agreement of the parties hereto and supersedes any prior understandings, agreements or representations by or between the parties hereto, written or oral, which are related to the subject matter hereof.

Section 5.          Sections 11.7, 11.12, 11.16 and 11.18 of the Combination Agreement are hereby incorporated by reference into this Agreement, mutatis mutandis.

Section 6.          This Agreement may be executed in any number of counterparts (including by facsimile, “.pdf” files or other electronic transmission), all of which when taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the day and year first above written.

AMICUS THERAPEUTICS, INC.

By:	/s/ Ellen Rosenberg
Name:	Ellen Rosenberg
Title:	Chief Legal Officer and Corporate Secretary

ARYA SCIENCES ACQUISITION CORP IV

By:	/s/ Konstantin Poukalov
Name:	Konstantin Poukalov
Title:	Chief Business Officer

[Signature Page to Termination Agreement]